Exhibit 99.1

Prospect Capital Reports June 2018 Annual Results and
Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - August 28, 2018 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal year ended June 30, 2018.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017

Net Investment Income (“NII”)	$79,480	$70,446	$69,678
Interest as % of Total Investment Income	91.8%	89.6%	96.3%

NII per Share	$0.22	$0.19	$0.19

Net Increase in Net Assets Resulting from Operations (“NI”)	$114,304	$51,859	$51,168
NI per Share	$0.31	$0.14	$0.14

Distributions to Shareholders	$65,491	$65,174	$89,998
Distributions per Share	$0.18	$0.18	$0.25

Net Asset Value (“NAV”) per Share	$9.35	$9.23	$9.32

Net of Cash Debt to Equity Ratio	66.5%	69.1%	70.5%
For the June 2018 quarter, we earned net investment income (“NII”) of $79.5 million, or $0.22 per weighted average share, up $0.03 from the March 2018 quarter, and exceeding our current quarterly dividend rate of $0.18 per share by $0.04 per share. The increase in NII per share resulted primarily from an increase in interest and other income compared to the March 2018 quarter.
In the June 2018 quarter, our net of cash debt to equity ratio was 66.5%, down 2.6% from March 2018 and down 4.0% from June 2017.
For the June 2018 quarter, our net increase in net assets resulting from operations (“NI”) was $114.3 million, or $0.31 per weighted average share, an increase of $0.17 from the March 2018 quarter as a result of an increased NII and a net increase in the fair value of our portfolio, including investments in the real estate, CLO, consumer finance, and other sectors.
Our interest income as a percentage of total investment income was 91.8% in the June 2018 quarter, up 2.2% from 89.6% in the March 2018 quarter.

Our net asset value (“NAV”) per share increased by $0.12 to $9.35 during the June 2018 quarter.

All amounts in $000’s except per share amounts	Year Ended June 30, 2018	Year Ended June 30, 2017

NII	$286,850	$306,082
NII per Share	$0.79	$0.85

NI	$299,863	$252,906
NI per Share	$0.83	$0.70

Distributions to Shareholders	$277,224	$358,987
Distributions per Share	$0.77	$1.00
For the year ended June 30, 2018, we earned NII of $286.9 million, or $0.79 per weighted average share, down $0.06 from the prior year. For the year ended June 30, 2018, we earned NI of $299.9 million, or $0.83 per weighted average share, up $0.13 from the prior year.
DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for September 2018 to September 28, 2018 record holders with October 18, 2018 payment date; and

•	$0.06 per share for October 2018 to October 31, 2018 record holders with November 21, 2018 payment date.
These distributions mark Prospect’s 122nd and 123rd consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $7.18 at August 27, 2018 delivers to shareholders a dividend yield of 10.0%.
Based on past distributions and our current share count for declared distributions, Prospect since inception through our October 2018 distribution will have distributed $16.80 per share to original shareholders, exceeding $2.6 billion in cumulative distributions to all shareholders.
Prospect expects to declare November 2018, December 2018, and January 2019 distributions in November 2018.

PORTFOLIO AND INVESTMENT ACTIVITY

We continue to prioritize secured lending. At June 30, 2018, March 31, 2018, and June 30, 2017, our portfolio comprised the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2018	March 31, 2018	June 30, 2017

Total Investments (at fair value)	$5,727,279	$5,719,804	$5,838,305
Number of Portfolio Companies	135	134	121
% Controlled Investments (at fair value)	42.0%	34.7%	32.7%

Secured First Lien	43.9%	44.9%	48.3%
Secured Second Lien	22.1%	23.2%	19.1%
Structured Credit	16.8%	16.5%	18.5%
Equity Investments	16.6%	14.9%	13.2%
Unsecured Debt	0.6%	0.5%	0.8%
Small Business Whole Loans	0.0%	0.0%	0.1%

Annualized Current Yield - All Investments	10.5%	10.8%	10.4%
Annualized Current Yield - Performing Interest Bearing Investments	13.0%	12.9%	12.2%

Top Industry Concentration(1)	14.2%	12.8%	10.7%

Energy Industry Concentration(1)	3.0%	2.8%	2.4%

Non-Accrual Loans as % of Total Assets(4)	2.5%	1.3%	2.5%(3)

Weighted Average Portfolio Net Leverage(2)	4.60x	4.65x	4.19x
Weighted Average Portfolio EBITDA	$55,384	$62,628	$48,340

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Through our investment in the portfolio company’s capital structure.

(3)	Includes 1.3% from USC, which timely paid income-producing, contractual interest to us in June 2017 quarter.

(4)	Calculated at fair value

During the June 2018 and March 2018 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	June 30, 2018	March 31, 2018

Total Originations	$339,841	$429,928

Agented Sponsor Debt	42%	40%
Agented Non-Sponsor Debt	33%	0%
Real Estate	15%	3%
Structured Credit	6%	7%
Non-Agented Debt	3%	43%
Corporate Yield Buyouts	1%	6%
Online Lending	—%	1%

Total Repayments	$362,287	$116,978
Originations, Net of Repayments	($22,446)	$312,950

For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our Form 10-K for the year ended June 30, 2018 as filed with the Securities and Exchange Commission on August 28, 2018.

Our structured credit investments have individual standalone financings each non-recourse to Prospect and with our risk limited in each case to our net investment amount. At June 30, 2018 and March 31, 2018, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	June 30, 2018	March 31, 2018

Total Structured Credit Investments	$960,194	$944,815

# of Investments	44	43

TTM Average Cash Yield on Fair Value(1)(2)	17.6%	17.3%
Annualized Cash Yield on Fair Value(1)(2)	21.1%	13.2%
Annualized GAAP Yield on Fair Value(1)(2)	14.5%	13.2%
Annualized GAAP Yield on Amortized Cost(1)(2)	12.6%	11.6%

Cumulative Cash Distributions	$1,163,691	$1,112,703
% of Original Investment	76.3%	73.8%

# of Underlying Collateral Loans	2,025	2,184
Total Asset Base of Underlying Portfolio	$19,087,415	$18,762,162

Prospect TTM Default Rate	1.15%	1.10%
Broadly Syndicated Market TTM Default Rate	1.98%	2.42%
Prospect Default Rate Outperformance vs. Market	0.83%	1.32%

(1)	Excludes deals in the process of redemption.

(2)	Cash yield includes all cash distributions from an investment, while GAAP yield subtracts out amortization of cost basis.

To date, including called deals in the process of liquidation, we have exited 11 structured credit investments totaling $290.5 million with an expected average realized IRR of 16.1% and cash on cash multiple of 1.49 times.
Since June 30, 2017 through today, one of our structured credit investments has completed a refinancing to reduce liability spreads, and 19 additional structured credit investments have completed multi-year extensions of their reinvestment periods (with most resulting in reduced liability spreads as well as higher asset spread possibilities from longer weighted average life tests). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions, and are actively working on such transactions.

To date during the September 2018 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
September 30, 2018

Total Originations	$180,901

Agented Sponsor Debt	66%
Non-Agented Debt	24%
Structured Credit	6%
Real Estate	4%
Agented Non-Sponsor Debt	0%

Total Repayments	$20,126
Originations, Net of Repayments	$160,775

LIQUIDITY AND FINANCIAL RESULTS

The following table summarizes key leverage statistics at June 30, 2018, March 31, 2018, and June 30, 2017:

All amounts in $000’s	As of June 30, 2018	As of March 31, 2018	As of June 30, 2017
Net of Cash Debt to Equity Ratio	66.5%	69.1%	70.5%
% of Assets at Floating Rates	89.7%	90.1%	90.4%
% of Liabilities at Fixed Rates	98.4%	96.4%	99.9%

Unencumbered Assets	$4,502,764	$4,619,909	$4,546,147
% of Total Assets	77.1%	79.0%	73.6%

In the past year, we repaid our remaining October 2017 and March 2018 convertible notes at maturity and repurchased $269.4 million of our program notes. In May 2018 we repurchased $98.4 million in principal amount of our January 2019 convertible notes and issued an additional $103.5 million of our July 2022 convertible notes. In June 2018 we repurchased $146.5 million in principal amount of our 5% coupon July 2019 notes, issued $70.0 million of our March 2023 notes, and issued $55.0 million of our June 2028 notes. The below table summarizes our issuance and repurchase activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$103,500	4.95%	July 2022
2023 Notes	$70,000	5.875%	March 2023
2028 Notes	$55,000	6.25%	June 2028
Repurchases
2017 Notes	$50,734	5.375%	October 2017
2018 Notes	$85,419	5.75%	March 2018
2019 Notes	$98,353	5.875%	January 2019
5% 2019 Notes	$146,464	5.00%	July 2019
Prospect Capital InterNotes®	$298,735	3.75% - 5.85%	February 2018- September 2020

On August 1, 2018, we completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month Libor plus 2.20%. The new Facility, for which $770 million of commitments have been closed to date with 19 institutional lenders (representing one of the most diversified bank groups in our industry), with further increases targeted, includes an accordion feature that allows the Facility, at Prospect's discretion, to accept up to a total of $1.5 billion of commitments. The Facility matures on March 27, 2024. The Facility includes a revolving period that extends through March 27, 2022, followed by an additional two-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.
We currently have seven separate unsecured debt issuances aggregating $1.6 billion outstanding, not including our program notes, with laddered maturities extending to June 2028. At June 30, 2018, $760.9 million of program notes were outstanding with staggered maturities through October 2043.

EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday, August 29, 2018 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to September 28, 2018, call 877-344-7529 passcode 10123493. The call will be available prior to September 28, 2018 on Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2018	June 30, 2017

Assets
Investments at fair value:
Control investments (amortized cost of $2,300,526 and $1,840,731, respectively)	$2,404,326	$1,911,775
Affiliate investments (amortized cost of $55,637 and $22,957, respectively)	58,436	11,429
Non-control/non-affiliate investments (amortized cost of $3,475,295 and $4,117,868, respectively)	3,264,517	3,915,101
Total investments at fair value (amortized cost of $5,831,458 and $5,981,556, respectively)	5,727,279	5,838,305
Cash	83,758	318,083
Receivables for:
Interest, net	19,783	9,559
Other	1,867	924
Due from broker	3,029	—
Prepaid expenses	984	1,125
Due from Affiliate	88	14
Deferred financing costs on Revolving Credit Facility	2,032	4,779
Total Assets	5,838,820	6,172,789

Liabilities
Revolving Credit Facility	37,000	—
Convertible Notes (less unamortized debt issuance costs of $13,074 and $15,512, respectively)	809,073	937,641
Prospect Capital InterNotes® (less unamortized debt issuance costs of $11,998 and $14,240, respectively)	748,926	966,254
Public Notes (less unamortized discount and debt issuance costs of $11,007 and $10,981, respectively)	716,810	738,300
Due to Prospect Capital Management	49,045	48,249
Interest payable	33,741	38,630
Dividends payable	21,865	30,005
Due to broker	6,159	50,371
Accrued expenses	5,426	4,380
Due to Prospect Administration	2,212	1,910
Other liabilities	1,516	2,097
Total Liabilities	2,431,773	2,817,837
Commitments and Contingencies	—	—
Net Assets	$3,407,047	$3,354,952

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 364,409,938 and 360,076,933 issued and outstanding, respectively)	$364	$360
Paid-in capital in excess of par	4,021,541	3,991,317
Accumulated overdistributed net investment income	(45,186)	(54,039)
Accumulated net realized loss	(465,493)	(439,435)
Net unrealized loss	(104,179)	(143,251)
Net Assets	$3,407,047	$3,354,952

Net Asset Value Per Share	$9.35	$9.32

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Investment Income
Interest income:
Control investments	$57,527	$41,953	$195,487	$177,496
Affiliate investments	234	297	553	297
Non-control/non-affiliate investments	67,244	84,777	285,473	342,696
Structured credit securities	34,678	33,538	125,499	148,228
Total interest income	159,683	160,565	607,012	668,717
Dividend income:
Control investments	5,639	1,000	11,279	5,250
Non-control/non-affiliate investments	250	99	1,767	429
Total dividend income	5,889	1,099	13,046	5,679
Other income:
Control investments	2,765	1,721	15,080	11,470
Non-control/non-affiliate investments	5,694	3,317	22,707	15,180
Total other income	8,459	5,038	37,787	26,650
Total Investment Income	174,031	166,702	657,845	701,046
Operating Expenses
Base management fee	29,056	30,647	118,046	122,874
Income incentive fee	19,870	17,419	71,713	76,520
Interest and credit facility expenses	37,178	40,867	155,039	164,848
Allocation of overhead from Prospect Administration	4,132	3,475	10,031	13,246
Audit, compliance and tax related fees	1,455	1,412	5,539	5,088
Directors’ fees	237	116	450	454
Excise tax	—	—	—	(1,100)
Other general and administrative expenses	2,623	3,088	10,177	13,034
Total Operating Expenses	94,551	97,024	370,995	394,964
Net Investment Income	79,480	69,678	286,850	306,082
Net Realized and Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	1	(66,099)	13	(65,915)
Affiliate investments	—	—	(13,351)	137
Non-control/non-affiliate investments	(11)	(31,017)	(5,126)	(30,528)
Net realized losses	(10)	(97,116)	(18,464)	(96,306)
Net change in unrealized gains (losses)
Control investments	(25,487)	117,754	55,670	86,817
Affiliate investments	5,994	2,407	25,671	553
Non-control/non-affiliate investments	60,475	(34,749)	(42,270)	(37,229)
Net change in unrealized gains (losses)	40,982	85,412	39,071	50,141
Net Realized and Change in Unrealized Gains (Losses) from Investments	40,972	(11,704)	20,607	(46,165)
Net realized (losses) gains on extinguishment of debt	(6,148)	(6,806)	(7,594)	(7,011)
Net Increase in Net Assets Resulting from Operations	$114,304	$51,168	$299,863	$252,906
Net increase in net assets resulting from operations per share	$0.31	$0.14	$0.83	$0.70
Dividends declared per share	$(0.18)	$(0.25)	$(0.77)	$(1.00)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended June 30,			Year Ended June 30,
	2018	2017		2018	2017
Per Share Data
Net asset value at beginning of period	$9.23	$9.43		$9.32	$9.62
Net investment income(1)	0.22	0.19		0.79	0.85
Net realized and change in unrealized gains (losses) (1)	0.09	(0.05)		(0.04)	(0.15)
Distributions of net investment income	(0.18)	(0.25)		(0.77)	(1.00)
Common stock transactions(2)	(0.01)	—	(3)	(0.03)	—	(3)
Net asset value at end of period	$9.35	$9.32		$9.35	$9.32

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

Prospect Capital Corporation (www.prospectstreet.com) is a business development company lending to and investing in private businesses. Our investment objective is to generate current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements are highly likely to be affected by unknowable future events and conditions, including some that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702